Exhibit 99.1
PetMeds® Announces Its Fourth Quarter and Fiscal Year End Financial Results

Delray Beach, Florida, June 11, 2024, PetMed Express, Inc. dba PetMeds and parent company of PetCareRx (NASDAQ: PETS) today announced its financial results for its fourth quarter and fiscal year ended March 31, 2024.

Quarterly Highlights
•Net sales for the quarter ended March 31, 2024, were $66.5 million, compared to $62.4 million for the fourth quarter in the prior year, an increase of 6.6%, driven by the acquisition of PetCareRx partially offset by a decline in PetMeds legacy sales.
•Net loss for the quarter ended March 31, 2024 was $(5.0) million, or $(0.25) diluted earnings per share. This compares to net loss of $(0.2) million, or $(0.01) diluted earnings per share, for the prior year quarter ended March 31, 2023. The increase in the net loss can be attributed to additional G&A, marketing expenses and an increase in depreciation and amortization associated with the acquisition.
•Adjusted EBITDA1 was $0.5 million for the current year quarter, compared to Adjusted EBITDA of $3.6 million, for the quarter ended March 31, 2023.

Annual Highlights
•Net sales for the fiscal year ended March 31, 2024, were $281.1 million, compared to $256.6 million for the prior year, an increase of 9.5%, driven by the acquisition of PetCareRx partially offset by a decline in PetMeds legacy sales.
•Net loss for the fiscal year ended March 31, 2024 was $(7.5) million, or $(0.37) diluted earnings per share. This compares to net income of $5.1 million, or $0.25 diluted earnings per share, for the prior fiscal year ended March 31, 2023. The net loss can be attributed to additional G&A, marketing expenses and an increase in depreciation and amortization. These increases were offset by higher gross margin associated with PetCareRx as driven by their membership program fee, partially offset by a decline in PetMeds’ legacy gross margin.
•Adjusted EBITDA was $8.2 million, for the fiscal year ended March 31, 2024, compared to Adjusted EBITDA of $19.8 million for the fiscal year ended March 31, 2023.

“Our results were negatively impacted by a challenging macro environment and industry dynamics, as well as a slow down in call center response times due to the implementation of our new Order Management System and Autoship platforms during the fourth quarter,” said Sandra Campos, CEO & President. “We are moving swiftly to continue to improve our systems and processes to drive a better customer experience, along with investing in additional technology resources.”

“PetMeds and PetCareRx have been synonymous with delivering top-quality pet healthcare products for over two decades, addressing preventive care, chronic and acute medical needs for dogs, cats, and horses. Each year, millions of customers trust our integrated ecosystem of pet health and wellness products and services for the care of their beloved pets.”

Ms. Campos concluded, “Looking ahead to FY2025, our strategic priorities are focused on driving growth, improving profitability, and increasing our key customer satisfaction metrics. Consolidating business operations will simplify our structure, reduce cost and strengthen alignment across the organization. We will also sharpen and amplify our messaging with a comprehensive marketing plan and look to create efficiencies by leveraging investments in modern customized technology frameworks.”
This afternoon the Company will host a conference call to review the quarter’s financial results.

Time: 4:30 P.M. Eastern Time, June 11, 2024
Public call dial in (877) 407-0789 (toll free) or (201) 689-8562.
Webcast stream link:  https://investors.petmeds.com for those who wish to stream the call via webcast.
Replay: Available until June 25, 2024, at 11:59 P.M Eastern Time.
To access the replay, call (844) 512-2921 (toll free) or (412) 317-6671 and enter passcode 13746751.

1 Adjusted EBITDA is a non-GAAP financial measure. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

About PetMed Express, Inc.

Founded in 1996, PetMeds is a leader in pioneering the digital pet pharmacy industry. As a national online retailer, PetMeds.com and PetCareRx.com are top choices for delivering preventive and chronic symptom prescriptions and OTC medications and products through their thousands of veterinary partners and a loyal customer base. Leveraging telehealth and insurance partnerships, they offer value and convenience to pet families at every stage of their pets' lives, whether dogs, cats, or horses. PetMeds and PetCareRx provide a comprehensive range of medications, food products, and essential supplies through their websites, www.PetMeds.com and www.PetCareRx.com.

Forward Looking Statement

This press release may contain “forward-looking statements”, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan. Important factors that could cause results to differ materially from those indicated by such forward-looking statements are set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in the Company’s Annual Report on Form 10-K/A for the year ended March 31, 2023. The Company’s future results may also be impacted by other risk factors listed from time to time in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the Company's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and periodic filings on Form 8-K. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release and should not be relied upon as representing the Company’s views as of any subsequent date. The Company explicitly disclaims any obligation to update any forward-looking statements, other than as may be required by law. If the Company does update one or more forward-looking statements, no inference should be made that the Company will make additional updates with respect to those or other forward-looking statements.

Investor Contact:
ICR, LLC
John Mills
(646) 277-1254
Reed Anderson
(646) 277-1260
investor@petmeds.com

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share amounts) (Unaudited)

	March 31, 2024	March 31, 2023

ASSETS

Current assets:
Cash and cash equivalents	$55,296	$104,086
Accounts receivable, less allowance for credit losses of $273 and $35, respectively	3,283	1,740
Inventories	28,556	19,023
Prepaid expenses and other current assets	6,325	4,719
Prepaid income taxes	188	863
Total current assets	93,648	130,431

Noncurrent assets:
Property and equipment, net	26,657	26,178
Intangible and other assets, net	16,503	5,860
Goodwill	26,658	—
Operating lease right-of-use assets, net	1,432	—
Deferred tax assets, net	4,986	5,009
Total noncurrent assets	76,236	37,047

Total assets	$169,884	$167,478

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$37,024	$25,208
Sales tax payable	25,012	26,113
Accrued expenses and other current liabilities	7,060	6,191
Current operating lease liabilities	459	—
Deferred revenue	2,603	—
Total current liabilities	72,158	57,512

Long-term operating lease liabilities	995	—

Total liabilities	73,153	57,512

Shareholders' equity:
Preferred stock, $.001 par value, 5,000,000 shares authorized; 2,500 convertible shares issued and outstanding with a liquidation preference of $4 per share	9	9
Common stock, $.001 par value, 40,000,000 shares authorized; 21,148,692 and 21,084,302 shares issued and outstanding, respectively	21	21
Additional paid-in capital	25,146	18,277
Retained earnings	71,555	91,659

Total shareholders' equity	96,731	109,966

Total liabilities and shareholders' equity	$169,884	$167,478

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) INCOME
(In thousands, except for share and per share amounts) (Unaudited)

	Three Months Ended March 31,		Year Ended March 31,
	2024	2023	2024	2023

Net sales	$66,504	$62,407	$281,064	$256,579
Cost of sales	48,327	45,025	202,416	185,844

Gross profit	18,177	17,382	78,648	70,735

Operating expenses:
General and administrative	14,148	12,045	55,246	41,714
Advertising	5,969	4,555	24,508	19,424
Depreciation and amortization	1,895	994	7,056	3,546
Total operating expenses	22,012	17,594	86,810	64,684

(Loss) income from operations	(3,835)	(212)	(8,162)	6,051

Other income:
Interest income (expense), net	30	439	511	450
Other, net	325	226	1,378	944
Total other income (expense)	355	665	1,889	1,394

(Loss) income before provision for income taxes	(3,480)	453	(6,273)	7,445

Provision for income taxes	1,536	669	1,191	2,305

Net (loss) income	$(5,016)	$(216)	$(7,464)	$5,140

Net (loss) income per common share:
Basic	$(0.25)	$(0.01)	$(0.37)	$0.25
Diluted	$(0.25)	$(0.01)	$(0.37)	$0.25

Weighted average number of common shares outstanding:
Basic	20,443,052	20,328,688	20,395,959	20,274,786
Diluted	20,443,052	20,328,688	20,395,959	20,339,002

Cash dividends declared per common share	$—	$0.30	$0.60	$1.20

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	Year Ended March 31,
	2024	2023
Cash flows from operating activities:
Net (loss) income	$(7,464)	$5,140
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	7,056	3,546
Share based compensation	6,869	6,617
Deferred income taxes	292	(1,630)
Bad debt expense	324	214
(Increase) decrease in operating assets and increase (decrease) in liabilities:
Accounts receivable	(1,742)	(41)
Inventories	(6,417)	13,432
Prepaid income taxes	675	(182)
Prepaid expenses and other current assets	(185)	147
Operating lease right-of-use assets, net	788	—
Accounts payable	6,102	(2,292)
Sales tax payable	(1,101)	1,956
Accrued expenses and other current liabilities	276	896
Operating lease liabilities	(766)	—
Deferred revenue	(390)	—
Net cash provided by operating activities	4,317	27,803

Cash flows from investing activities:
Purchase of minority interest investment in Vetster	(300)	(5,000)
Acquisition of PetCareRx, net of cash acquired	(35,859)	—
Purchases of property and equipment	(4,511)	(5,260)
Net cash used in investing activities	(40,670)	(10,260)

Cash flows from financing activities:
Dividends paid	(12,437)	(24,537)
Net cash used in financing activities	(12,437)	(24,537)

Net decrease in cash and cash equivalents	(48,790)	(6,994)
Cash and cash equivalents, at beginning of fiscal year	104,086	111,080

Cash and cash equivalents, at end of fiscal year	$55,296	$104,086

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$130	$4,312

Dividends payable in accrued expenses	$1,466	$1,262

Non-GAAP Financial Measures
To provide investors and the market with additional information regarding our financial results, we have disclosed (see below) adjusted EBITDA, a non-GAAP financial measure that we calculate as net income excluding share-based compensation expense; depreciation and amortization; income tax provision; interest income (expense); and other non-operational expenses. We have provided reconciliations below of adjusted EBITDA to net income, the most directly comparable GAAP financial measures.
We have included adjusted EBITDA, herein, because it is a key measure used by our management and Board of Directors to evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating adjusted EBITDA facilitates operating performance comparability across reporting periods by removing the effect of non-cash expenses and other expenses. Accordingly, we believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors.
We believe it is useful to exclude non-cash charges, such as share-based compensation expense, depreciation and amortization from our adjusted EBITDA because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. We believe it is useful to exclude income tax provision and interest income (expense), as neither are components of our core business operations. We also believe that it is useful to exclude other expenses, including the investment banking fee related to the Vetster partnership, acquisition costs related to PetCareRx, employee severance and an estimated state sales tax accrual as these items are not indicative of our ongoing operations. Adjusted EBITDA has limitations as a financial measure, and these non-GAAP measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•Although depreciation and amortization are non-cash charges, the assets being depreciated may have to be replaced in the future and adjusted EBITDA does not reflect capital expenditure requirements for such replacements or for new capital expenditures;
•Adjusted EBITDA does not reflect share-based compensation. Share-based compensation has been, and will continue to be for the foreseeable future, a material recurring expense in our business and an important part of our compensation strategy;
•Adjusted EBITDA does not reflect interest income (expense), net; or changes in, or cash requirements for, our working capital;
•Adjusted EBITDA does not reflect transaction related costs and other items which are either not representative of our underlying operations or are incremental costs that result from an actual or planned transaction and include litigation matters, integration consulting fees, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and converging IT systems;
•Adjusted EBITDA does not reflect certain non-operating expenses including the employee severance which reduces cash available to us;
•Adjusted EBITDA does not reflect non operating expenses (income) including sales tax expense (income) relating to recording a liability for sales tax we did not collect from our customers or recognizing a gain on settlement from settling a state liability for less than recorded.
•Other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces the measures usefulness as comparative measures.

Because of these and other limitations, Adjusted EBITDA should only be considered as supplemental to, and alongside with other GAAP based financial performance measures, including various cash flow metrics, net income, net margin, and our other GAAP results. The following table presents a reconciliation of net income, the most directly comparable GAAP measure to Adjusted EBITDA for each of the periods indicated:
Reconciliation of Unaudited Non-GAAP Measures
PetMed Express, Inc.

	Three Months Ended
($ in thousands, except percentages)	March 31, 2024	March 31, 2023	$ Change	% Change

Consolidated Reconciliation of GAAP Net Loss to Adjusted EBITDA:

Net loss	$(5,016)	$(216)	$(4,800)	2222%

Add (subtract):
Share-based Compensation	$1,674	$1,630	$44	3%
Income Taxes	$1,536	$669	$867	130%
Depreciation and amortization	$1,895	$994	$901	91%
Interest Income	$(30)	$(439)	$409	(93)%
Acquisition/Partnership Transactions and Other Items	$385	$1,010	$(625)	(62)%
Employee Severance	$104	$—	$104	n/m
Adjusted EBITDA	$548	$3,648	$(3,100)	(85)%

	Year Ended
($ in thousands, except percentages)	March 31, 2024	March 31, 2023	$ Change	% Change

Consolidated Reconciliation of GAAP Net (Loss) Income to Adjusted EBITDA:

Net (loss) income	$(7,464)	$5,140	$(12,604)	(245)%

Add (subtract):
Share-based Compensation	$6,870	$6,617	$253	4%
Income Taxes	$1,191	$2,305	$(1,114)	(48)%
Depreciation and amortization	$7,056	$3,546	$3,510	99%
Interest Income	$(511)	$(450)	$(61)	14%
Acquisition/Partnership Transactions and Other Items	$1,679	$1,904	$(225)	(12)%
Employee Severance	$512	$364	$148	41%
Sales Tax Expense (Income)	$(1,088)	$344	$(1,432)	(416)%
Adjusted EBITDA	$8,245	$19,770	$(11,525)	(58)%